UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On January 14, 2013, the Federal Agricultural Mortgage Corporation ("Farmer Mac") priced an offering of 2.4 million shares of 5.875% Non-Cumulative Preferred Stock, Series A (the "Preferred Stock"). The Preferred Stock has a liquidation preference of $25.00 per share, and the aggregate consideration to Farmer Mac for the Preferred Stock upon settlement will be $58,605,000 in cash ($60 million in gross proceeds less underwriting discount). The settlement date for the Preferred Stock offering is expected to be January 17, 2013. The Preferred Stock was offered in reliance on an exemption from registration under Section 3(a)(2) of the Securities Act of 1933, as amended, because Farmer Mac, a Congressionally-charted corporation, is supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by Congress. The Preferred Stock is not convertible or exchangeable into any other class or series of equity of Farmer Mac.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 14, 2013, Farmer Mac issued a press release to announce the pricing of the offering of the Preferred Stock. A copy of the press release is attached to this report as Exhibit 99.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.    Press Release dated January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:          /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President - General Counsel

Date:    January 14, 2013